                                                                   Exhibit 10.33


                                SECOND AMENDMENT

         THIS SECOND AMENDMENT (this "AMENDMENT") dated as of December 31, 1999, to the Credit Agreement referenced below, is by and among AVTEAM, INC., a Florida corporation, the Subsidiaries of the Borrower identified as Guarantors on the signature pages hereto, the lenders identified herein, and Bank of America, N.A., a national banking association formerly known as NationsBank, N.A., as Administrative Agent. Terms used herein but not otherwise defined herein shall have the meanings provided to such terms in the Credit Agreement.

                               W I T N E S S E T H

         WHEREAS, a $70 million credit facility has been extended to the Borrower pursuant to the terms of that Credit Agreement dated as of April 30, 1998 (as amended and modified, the "CREDIT AGREEMENT") among the Borrower, the Subsidiaries of the Borrower identified as Guarantors therein, the Lenders identified therein, and NationsBank, N.A.
(now known as Bank of America, N.A.), as Administrative Agent;

         WHEREAS, the Borrower has requested certain modifications to the Credit Agreement;

         WHEREAS, the requested modifications require the consent of the Required Lenders;

         WHEREAS, the Required Lenders have agreed to the requested modifications on the terms and conditions set forth herein;

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         1.       The Credit Agreement is amended in the following respects:

         1.1 Effective June 7, 2000 with respect to each Extension of Credit made after such date and each Extension of Credit outstanding on such date, the pricing grid in the definition of "Applicable Percentage" in
         Section 1.1 of the Credit Agreement is hereby amended to read as follows:


                                                                                          Eurodollar
                                                                                            Margin
                               Consolidated                                                   and
       Pricing               Senior Leverage                            Base Rate           Letter of            Commitment
        Level                     Ratio                                  Margin            Credit Fee               Fee
       -------               ----------------                           ---------           -----------          -----------
          I                   more than 3.5                               2.00%               3.50%                0.500%

         II        more than 3.0 but less than or equal to 3.5            1.25%               2.75%                0.500%

         III       more than 2.5 but less than or equal to 3.0            1.00%               2.50%                0.500%

         IV        more than 2.0 but less than or equal to 2.5            0.75%               2.25%                0.375%

          V        more than 1.5 but less than or equal to 2.0            0.50%               2.00%                0.375%

         VI        more than 1.0 but less than or equal to 1.5            0.25%               1.75%                0.300%

         VII             less than or equal 1.0                           0.00%               1.50%                0.250%


         1.2 The definition of "Consolidated EBITDA" in Section 1.1 of the Credit Agreement is amended to read as follows:

                  "CONSOLIDATED EBITDA" means for any period for the Consolidated Group, the sum of Consolidated Net Income plus, to the extent deducted in determining net income, (a) Consolidated Interest Expense, (b) all provisions for any federal, state or other domestic and foreign income taxes, and
                  (c) depreciation and amortization (including the amortization of bank fees paid in connection with this Agreement), in each case on a consolidated basis determined in accordance with GAAP applied on a consistent basis. Notwithstanding any provision to the contrary contained herein, (i) for purposes of calculating the Consolidated Senior Leverage Ratio (A) for the fiscal quarter ending September 30, 2000, Consolidated EBITDA shall be the result obtained by multiplying the actual Consolidated EBITDA for such fiscal quarter by four (4); (B) for the fiscal quarter ending December 31, 2000, Consolidated EBITDA shall be the result obtained by multiplying the actual Consolidated EBITDA for the period of two fiscal quarters ending December 31, 2000 by two (2); (C) for the fiscal quarter ending March 31, 2001, Consolidated EBITDA shall be the result obtained by multiplying the actual Consolidated EBITDA for the period of three fiscal quarters ending March 31, 2001 by one and one-third (1>); and (D) for the fiscal quarter ending June 30, 2001 and each fiscal quarter ending thereafter, Consolidated EBITDA shall be the actual Consolidated EBITDA for the period of four consecutive fiscal quarters ending as of the date of determination, and (ii) for purposes of calculating Consolidated EBITDA under Section 7.9(f) and the Consolidated Fixed Charge Coverage Ratio (A) for the fiscal quarter ending September 30, 2000, Consolidated EBITDA shall be the actual Consolidated EBITDA for such fiscal quarter; (B) for the fiscal quarter ending December 31, 2000, Consolidated EBITDA shall be the actual Consolidated EBITDA for the period of two fiscal quarters ending December 31, 2000; (C) for the fiscal quarter ending March 31, 2001, Consolidated EBITDA shall be the actual Consolidated EBITDA for the period of three fiscal quarters ending March 31, 2001; and (D) for the fiscal quarter ending June 30, 2001, Consolidated EBITDA shall be the actual Consolidated EBITDA for the period of four fiscal quarters ending June 30, 2001.

         1.3 The last sentence of the definition of "Consolidated Fixed Charges" in Section 1.1 of the Credit Agreement is amended to read as follows:

                  Notwithstanding any provision to the contrary contained herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio (A) for the fiscal quarter ending September 30, 2000, Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for such fiscal quarter; (B) for the fiscal quarter ending December 31, 2000, Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for the period of two fiscal quarters ending December 31, 2000; (C) for the fiscal quarter ending March 31, 2001, Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for the period of three fiscal quarters ending March 31, 2001; and (D) for the fiscal quarter ending June 30, 2001, Consolidated Fixed Charges shall be the actual Consolidated Fixed Charges for the period of four fiscal quarters ending June 30, 2001.

         1.4 In the definition of "Eligible Inventory" in Section 1.1 of the Credit Agreement, the phrase immediately preceding clause (i) thereof is amended to read as follows:

                  means, as of any date of determination and without duplication, the lower of the aggregate book value or fair market value of all raw materials, revenue producing equipment and finished goods inventory held for sale or lease owned by the Borrower less appropriate reserves determined, as to any inventory held for sale only, in accordance with GAAP and less appropriate reserves determined by the Administrative Agent in its sole reasonable discretion, but excluding in any event

         1.5 In the definition of "Eligible Receivables" in Section 1.1 of the Credit Agreement, the phrase immediately preceding clause (i) thereof is amended to read as follows:

                  means, as of any date of determination and without duplication, the aggregate book value of all accounts receivable, receivables, and obligations for payment created or arising from the sale of inventory or the rendering of services in the ordinary course of business (collectively, the "RECEIVABLES"), owned by or owing to the Borrower, net of allowances and reserves for doubtful or uncollectible accounts and sales adjustments consistent with such Person's internal policies and in any event in accordance with GAAP and net of reserves determined by the Administrative Agent in its sole reasonable discretion, but excluding in any event

         1.6 In the definition of "Eligible Inventory" in Section 1.1 of the Credit Agreement, the "and" at the end of clause (iv) thereof is deleted and replaced with ",", the "." at the end of clause (v) thereof is deleted and replaced with "and", and a new clause (vi) is added thereto to read as follows:

                  (vi) inventory which fails to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its sole reasonable discretion.

         1.7 In the definition of "Eligible Receivables" in Section 1.1 of the Credit Agreement, the "and" at the end of clause (v) thereof is deleted and replaced with ",", the "." at the end of clause (vi) thereof is deleted and replaced with "and", and a new clause (vii) is added thereto to read as follows:

                  (vii) Receivables which fail to meet such other specifications and requirements as may from time to time be established by the Administrative Agent in its sole reasonable discretion.

         1.8 Subclause (ii) of clause (c) of Section 2.1 of the Credit Agreement is amended to read as follows:

                  (ii) MINIMUM AMOUNTS. Each Eurodollar Loan shall be in a minimum aggregate principal amount of $5,000,000 and in integral multiples of $1,000,000 in excess thereof.

         1.9 In Section 6.2 of the Credit Agreement, the phrase "Since the date of the audited financial statements referenced in Section 6.1(i)," is replaced with the phrase "Since December 31, 1999,".

         1.10 In clause (b) of Section 6.17 of the Credit Agreement, the word "Except" is deleted and replaced with the phrase "Except as disclosed in public filings with the Securities and Exchange Commission and except".

         1.11 A new Section 6.20 is added to the Credit Agreement to read as follows:

                  6.20 ACCOUNTING METHOD. No member of the Consolidated Group has changed the accounting method for determining inventory values utilized by the Borrower in the preparation of the audited financial statements for the Borrower and its subsidiaries for the fiscal year ended December 31, 1999 without the prior written consent of the Administrative Agent.

         1.12 A new subclause (iii) is added to clause (b) of Section 7.1 of the Credit Agreement to read as follows:

                  (iii) within thirty (30) days after the end of each calendar month, a company-prepared consolidated balance sheet of the Borrower and its Subsidiaries as of the end of the immediately preceding calendar month and related company-prepared consolidated statements of income, retained earnings, shareholders' equity and cash flows for such monthly period and for the fiscal year to date, in form and substance satisfactory to the Administrative Agent and the Required Lenders;

         1.13 Clause (c) of Section 7.1 of the Credit Agreement is amended to read as follows:

                  (c) Within thirty (30) days after the 15th day of each calendar month and the last day of each calendar month, a statement of the Borrowing Base and its components (the "BORROWING BASE CERTIFICATE") as of the 15th day of the immediately preceding calendar month or the last day of the immediately preceding calendar month, as applicable (including, among other things, accounts receivable aging and listing, inventory listing (by location) and accounts payable aging and listing), certified by the chief financial officer of the Borrower to be true and correct as of the date thereof and in form reasonably satisfactory to the Administrative Agent. A form of Borrowing Base Certificate is attached as
                  SCHEDULE 7.1(C);

         1.14 Clause (d) of Section 7.1 of the Credit Agreement is renumbered as clause (e) thereof, and a new clause (d) is added thereto to read as follows:

                  (d) On the 15th day of each calendar month and the last day of each calendar month, company-prepared cash flow projections for the Borrower and each of its Subsidiaries (prepared on a consolidated and consolidating basis) for the thirteen (13) week period from the date thereof. Such cash flow projections shall be in form and content reasonably satisfactory to the Administrative Agent. Such cash flow projections shall be accompanied by a report, prepared by the Borrower, demonstrating in detail reasonably satisfactory to the Administrative Agent, the actual cash expenditures by the Borrower and its Subsidiaries during the immediately preceding thirteen (13) week period.

         1.15 Clause (a) of Section 7.9 of the Credit Agreement is deleted in its entirety and replaced with:

                  (a) [Reserved]

         1.16 Clause (b) of Section 7.9 of the Credit Agreement is amended to read as follows:

                  (b) CONSOLIDATED SENIOR LEVERAGE RATIO. As of the end of each fiscal quarter set forth below, the Consolidated Senior Leverage Ratio shall be not greater than the ratio set forth opposite such fiscal quarter:

                          Quarter                                  Ratio
                          -------                                  -----
                     December 31, 1999                           no covenant
                     March 31, 2000                              no covenant
                     June 30, 2000                               no covenant
                     September 30, 2000                          7.12:1.0
                     December 31, 2000                           5.6:1.0
                     March 31, 2001                              5.0:1.0
                     Each fiscal quarter ending thereafter       4.5:1.0

         1.17 Clause (c) of Section 7.9 of the Credit Agreement is amended to read as follows:

                  (c) CONSOLIDATED NET WORTH. As of the end of each fiscal quarter beginning with the fiscal quarter ending June 30, 2000, the Consolidated Net Worth shall not be less than the sum of one hundred percent (100%) of the actual Consolidated Net Worth as of June 30, 2000 PLUS on the last day of each fiscal quarter beginning with the fiscal quarter ending September 30, 2000, eighty-five percent (85%) of the Consolidated Net Income for the fiscal quarter then ended (but not less than zero), such increases to be cumulative, PLUS one hundred percent (100%) of the Net Proceeds from Equity Transactions occurring thereafter.

         1.18 Clause (d) of Section 7.9 of the Credit Agreement is amended to read as follows:

                  (d) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. As of the end of each fiscal quarter set forth below, the Consolidated Fixed Charge Coverage Ratio shall be not less than the ratio set forth opposite such fiscal quarter:

                           Quarter                                  Ratio
                           ------                                   -----
                      December 31, 1999                           no covenant
                      March 31, 2000                              no covenant
                      June 30, 2000                               no covenant
                      September 30, 2000                          0.72:1.0
                      December 31, 2000                           0.86:1.0
                      March 31, 2001                              0.98:1.0
                      Each fiscal quarter ending thereafter       1.09:1.0

         1.19 Clause (e) of Section 7.9 of the Credit Agreement is amended to read as follows:

                  (e) CAPITAL EXPENDITURES. Capital Expenditures for the Consolidated Group shall not exceed $2,000,000 in the aggregate in any fiscal year.

         1.20 A new clause (f) is added to Section 7.9 of the Credit Agreement to read as follows:

                  (f) MINIMUM CONSOLIDATED EBITDA. As of the end of each fiscal quarter set forth below, Consolidated EBITDA shall not be less than the amount set forth opposite such fiscal quarter:

                           Quarter                                  Amount
                           -------                                  ------
                      December 31, 1999                           no covenant
                      March 31, 2000                              no covenant
                      June 30, 2000                               no covenant
                      September 30, 2000                          $2,383,000
                      December 31, 2000                           $5,682,000
                      March 31, 2001                              $9,506,000
                      June 30, 2001                               $13,718,000

         1.21 Clause (c) of Section 8.4 of the Credit Agreement is amended to read as follows:

                  (c) Acquire all or any portion of the capital stock or other ownership interest in any Person which is not a Subsidiary or all or any substantial portion of the assets, property and/or operations of a Person which is not a Subsidiary, UNLESS such acquisition will not cause a violation of Section 8.5.

         1.22 Section 8.10 of the Credit Agreement is amended to read as follows:

                  8.10 RESTRICTED PAYMENTS.

                           Make or permit any Restricted Payments.

         2. Effective June 7, 2000, the Swingline Commitment is terminated.

         3. The Administrative Agent (or its agents) has commenced a field exam of the inventory and the accounts receivables systems, processes and controls of the Credit Parties (the "FIELD EXAM"). The Credit Parties agree to cooperate fully with the Administrative Agent (and its agents) in the conduct of the Field Exam, providing reasonable access to all personnel, books and records, and facilities of the Credit Parties necessary for the conduct of the Field Exam. The Credit Parties shall promptly pay upon demand all reasonable costs, expenses, and fees incurred by the Administrative Agent and any of its agents and designees related thereto.

         4. The Administrative Agent, on behalf of the Lenders, has engaged an appraiser to make an appraisal of the inventory of the Credit Parties (current fair market value and one-year orderly liquidation value) (the "Appraisal"). The Credit Parties agree to cooperate fully with the Administrative Agent and the appraiser in the conduct of the Appraisal, providing reasonable access to all personnel, books and records, and facilities of the Credit Parties necessary for the conduct of the Appraisal. The Credit Parties shall promptly pay upon demand all reasonable costs, expenses, and fees incurred by the Administrative

Agent and any of its agents and designees related thereto; PROVIDED, HOWEVER, that the aggregate fees relating thereto (exclusive of costs and expenses) shall not exceed $50,000.

         5. The Administrative Agent has engaged PricewaterhouseCoopers, LLC (the "CONSULTANT") to serve as a consultant and financial advisor with regard to analyzing and examining various aspects of the Borrower's business. The Borrower shall provide the Consultant reasonable access to all business records, facilities and appropriate personnel and professionals of the Credit Parties, including without limitation the Borrower's accountants and auditors, to facilitate the Consultant's review and analysis. The Credit Parties shall promptly pay upon demand all reasonable costs, expenses and fees of the Consultant as and when incurred by the Administrative Agent.

         6. The Required Lenders hereby waive any Default or Event of Default which exists or existed on or prior to June 7, 2000 solely as a result of: (a) the Borrower's failure to timely deliver annual financial statements for fiscal year 1999 in violation of Section 7.1(a) of the Credit Agreement; (b) the Borrower's failure to timely deliver quarterly financial statements for the fiscal quarter ended March 31, 2000 in violation of Section 7.1(b) of the Credit Agreement; and (c) the Borrower's failure to timely deliver the January 31, 2000, February 29, 2000, March 31, 2000 and April 30, 2000 Borrowing Base Certificates required pursuant to Section 7.1(c) of the Credit Agreement.

         7. The Borrower hereby covenants and agrees that it will:

                  (a) on or before June 7, 2000, file its 10K for its fiscal year ending December 31, 1999 with the Securities and Exchange Commission;

                  (b) on or before June 7, 2000, deliver to the Administrative Agent the audited financial statements of the Borrower and its subsidiaries for the fiscal year ended December 31, 1999 that satisfy the requirements of Section 7.1(a) of the Credit Agreement (other than the date by which delivery is required as set forth therein);

                  (c) on or before June 12, 2000, deliver to the Administrative Agent the accountant's certificate referenced in Section 7.2(a) of the Credit Agreement for the fiscal year ended December 31, 1999;

                  (d) on or before June 15, 2000, deliver to the Administrative Agent the final Borrowing Base Certificate as of January 31, 2000 and February 29, 2000;

                  (e) on or before June 22, 2000, file its 10Q for its fiscal quarter ending March 31, 2000 with the Securities and Exchange Commission;

                  (f) on or before June 22, 2000, deliver to the Administrative Agent the company-prepared unaudited financial statements of the Borrower and its subsidiaries for the fiscal quarter ended March 31, 2000 that satisfy the requirements of Section 7.1(b) of the Credit Agreement (other than the date by which delivery is required as set forth therein); and

                  (g) on or before June 22, 2000, deliver to the Administrative Agent the final Borrowing Base Certificate as of March 31, 2000, April 30, 2000 and May 31, 2000;

                  The failure by the Borrower to comply with any of the covenants set forth in this Section 7 shall constitute an Event of Default.

         8. The Credit Parties and the Required Lenders hereby agree that the occurrence of either of the following events shall constitute an Event of
Default: (a) the annual audited financial statements of the Borrower and its subsidiaries for the fiscal year ended December 31, 1999 are materially different, as determined by the Required Lenders in their reasonable discretion, from the projected financial statements (including projected financial covenant calculations) delivered to the Administrative Agent and the Lenders in connection with this Amendment or (b) one-time charges taken by the Borrower and its subsidiaries in the fiscal quarter ended December 31, 1999 in connection with the write-down of excess inventory and other charges exceed $6,900,000.

         9. This Amendment shall be effective as of the date hereof upon satisfaction of the following conditions:

                  (a) receipt by the Administrative Agent of the Lockbox Agreement, in substantially the form attached hereto as EXHIBIT A, executed by the Credit Parties and the Administrative Agent;

                  (b) receipt by the Administrative Agent, for the ratable benefit of the Lenders that approve this Amendment, of an amendment fee equal to 45.0 basis points (0.45%) on the aggregate amount of Commitments;

                  (c) receipt by the Administrative Agent of evidence of payment of all other fees payable in connection with this Amendment; and

                  (d) receipt by the Administrative Agent of all information, such counterpart originals or such certified or other copies of such originals as it may reasonably request, and all legal and financial matters incident to the transactions contemplated by this Amendment shall be satisfactory to the Administrative Agent.

         10. Except as modified hereby, all of the terms and provisions of the Credit Agreement and the other Credit Documents (including schedules and exhibits thereto) shall remain in full force and effect.

         11. Each Credit Party hereby represents and warrants that (a) after giving effect to this Amendment, each of the representations and warranties contained in the Credit Agreement and the other Credit Documents are true and correct as of the date hereof (except those which expressly relate to an earlier period), (b) no Credit Party is in default under or with respect to any Contractual Obligation (including, without limitation, any Operating Lease or any Capital Lease), and (c) no Credit Party has any claims, counterclaims, offsets, or defenses to the Credit Documents and the performance of its obligations thereunder, including but not limited to the repayment of the Obligations.

         12. Each of the Guarantors (i) acknowledges and consents to all of the terms and conditions of this Amendment, (ii) affirms all of its obligations under the Credit Documents and (iii) agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge the Guarantors' obligations under the Credit Agreement or the other Credit Documents.

         13. In consideration of the Lenders' willingness to enter into this Amendment, each of the Credit Parties hereby releases the Administrative Agent, the Lenders, and the Administrative Agent's and the Lenders' respective officers, employees, representatives, agents, counsel, trustees and directors from any and all actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, now known or unknown, suspected or unsuspected to the extent that any of the foregoing arises from any action or failure to act on or prior to June 7, 2000.

         14. The Borrower agrees to pay upon demand all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of Moore & Van Allen, PLLC.

         15. The Administrative Agent hereby notifies the Credit Parties and the Lenders that its address for notices and all other communications set forth in
Section 11.1 of the Credit Agreement is as follows:

                  Bank of America, N.A.
                  100 N. Tampa Street, 17th Floor
                  Tampa, Florida  33602-5126
                  Attn:    Oscar A. Bruni, Jr.
                  Telephone:  (813) 276-7785
                  Telecopy:    (813) 276-7669

         16. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and it shall not be necessary in making proof of this Amendment to produce or account for more than one such counterpart.

         17. This Amendment shall be deemed to be a contract made under, and for all purposes shall be construed in accordance with, the laws of the State of Florida.

                  [Remainder of Page Intentionally Left Blank]

         IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Second Amendment to be duly executed and delivered as of the date first above written.


BORROWER:                           AVTEAM, INC.,
                                    a Florida corporation



                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:




GUARANTORS:                         AVTEAM AVIATION FIELD SERVICES, INC.
                                    a Florida corporation



                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:



                                    AVTEAM ENGINE REPAIR CORP.,
                                    a Florida corporation



                                    By:
                                        ---------------------------------------
                                    Name:
                                    Title:




                           [Signature Pages Continue]

LENDERS: BANK OF AMERICA, N.A., a national banking association formerly known as NationsBank, N.A., individually in its capacity as a Lender and in its capacity as Administrative Agent



                              By:
                                 ----------------------------------------------
                              Name:   Oscar A. Bruni, Jr.
                              Title:  Vice President



                              SOUTHTRUST BANK, NATIONAL ASSOCIATION



                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              NATIONAL CITY BANK OF KENTUCKY



                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              NATIONAL BANK OF CANADA



                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC.



                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              CITIZENS BANK OF MASSACHUSETTS,
                              as successor to USTRUST



                              By:
                                 ----------------------------------------------
                              Name:
                              Title:



                              BANK LEUMI LE-ISRAEL B.M., MIAMI AGENCY



                              By:
                                 ----------------------------------------------
                              Name:
                              Title: